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                                   EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the (i) Registration Statements (Forms S-8, No. 33-24619 dated October 10, 1988 and No. 33-45993 dated February 24, 1992) pertaining to the Invacare Corporation Corporation Stock Option Plan, and (ii) Registration Statement (Form S-3, No. 33-57967) and related prospectus, of our report dated February 20, 1995, with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

                                                    ERNST & YOUNG LLP




Cleveland, Ohio
March 24, 1995